NEWS RELEASE

FORWARD AIR CORPORATION REPORTS FOURTH QUARTER 2019 RESULTS

Reports record fourth quarter and full year revenue,
cash flow from operations and free cash flow

Creates new Expedited Freight segment to reflect continued integration of the Company’s Expedited LTL, Truckload and Final Mile operations

GREENEVILLE, Tenn.- (BUSINESS WIRE) - February 6, 2020 - Forward Air Corporation (NASDAQ:FWRD) today reported financial results for the three and twelve months ended December 31, 2019.

Revenue for the three months ended December 31, 2019 increased 7.0% to $381.5 million from $356.6 million for the same period of 2018. Income from operations was $32.9 million compared to $35.0 million in the prior year period. Net income during the three months ended December 31, 2019 was $24.2 million compared to $27.7 million in the same period of 2018. Net income per diluted share for the three months ended December 31, 2019 was $0.85 compared to $0.95 in the same period of 2018.
Revenue for the year ended December 31, 2019 increased 6.8% to $1,410.4 million from $1,320.9 million for the same period in 2018. Income from operations was $118.8 million compared to $122.0 million in the prior year. Net income during the period was $87.1 million compared to $92.1 million in the same period of 2018. Net income per diluted share was $3.04 for the year ended December 31, 2019 compared to $3.12 in the same period of 2018.
For the three months ended December 31, 2019, the Company generated $43.7 million of cash flow from operations compared to $38.7 million for the same period of 2018. For the year ended December 31, 2019, the Company generated $161.5 million of cash flow from operations compared to $152.6 million for the same period of 2018.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") was $42.9 million for the three months ended December 31, 2019 compared to $45.9 million for the same period of 2018. Free cash flow was $41.4 million for the three months ended December 31, 2019 compared to $31.8 million for the same period of 2018.

EBITDA was $160.9 million for the year ended December 31, 2019 compared to $164.2 million for the same period of 2018. Free cash flow was $134.1 million for the year ended December 31, 2019 compared to $117.3 million in the same period of 2018.

EBITDA and free cash flow are non-GAAP financial measures and reconciliations of these non-GAAP financial measures are provided in the attached financial tables.

Tom Schmitt, Chairman, President and CEO, commenting on fourth quarter results said, “Our growth strategies drove our record fourth quarter revenue. Macro headwinds amid a loose truckload market impacted our results. As we continue to on-board new revenue with precision execution we are well positioned for a pick-up in quality freight volumes.”

In closing, Mr. Schmitt said, “As we end 2019, I would like to thank all of our employees and independent contractors who are helping us grow and strengthen our businesses and core support processes. The results of our efforts will show for many years to come.”

Michael J. Morris, CFO, commenting on the new Expedited Freight segment said, “Our new Expedited Freight segment consolidates the previous Truckload Premium Services segment into the previous Expedited LTL segment, which included Final Mile.  Since this consolidation results in a new segment with higher revenues and lower margins than the previous Expedited LTL segment, we have enhanced our Expedited Freight disclosures to provide revenue and gross margin data for the financial statement user.”

Regarding the Company’s fourth quarter 2019 results, Mr. Morris said, “While our business units generated good growth, our fourth quarter earnings per share fell short of our $0.90 to $0.94 guidance range, driven by a soft macro environment that impacted our entire portfolio.”

Regarding the Company’s first quarter 2020 guidance, Mr. Morris said, “We expect significant Final Mile revenue growth following the January 12th closing of our previously announced Linn Star acquisition, which we expect will drive consolidated first quarter year-on-year revenue growth of 13% to 17%. We expect net income per diluted share to be between $0.58 and $0.62 in the first quarter of 2020, reflecting continued headwinds from a soft macro environment as well as higher insurance-related costs. This compares to $0.64 in the first quarter of 2020.”

On February 4, 2020, our Board of Directors declared a quarterly cash dividend of $0.18 per share of common stock.  The dividend is payable to shareholders of record at the close of business on March 5, 2020 and is expected to be paid on March 20, 2020.

This quarterly dividend is made pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.72 for the full year 2020, payable in quarterly increments of $0.18 per share of common stock.  The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company’s financial performance.

Review of Financial Results

Forward Air will hold a conference call to discuss fourth quarter 2019 results on Friday, February 7, 2020 at 9:00 a.m. EST. The Company’s conference call will be available online on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, where investors can easily find or navigate to pertinent information about us, or by dialing (844) 767-5679, Access Code: 2062222. A replay of the conference call will be available on the Investor Relations portion of the Company’s website at www.forwardaircorp.com beginning shortly after completion of the live call.

About Forward Air Corporation
Forward Air keeps your business moving forward by providing services within three business segments: Expedited Freight (provides expedited regional, inter-regional and national LTL services, including local pick-up and delivery, final mile, truckload, shipment consolidation and deconsolidation, warehousing, customs brokerage and other handling); Intermodal (provides first-and last-mile high-value drayage services both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services); and Pool Distribution (provides high-frequency handling and distribution of time sensitive product to numerous destinations within a specific geographic region). For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation
Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Year ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
		(As Adjusted)		(As Adjusted)
Operating revenue:
Expedited Freight	$262,292	$244,515	$988,757	$931,124
Intermodal	54,710	52,730	217,711	201,006
Pool Distribution	65,436	60,861	207,389	194,117
Eliminations and other operations	(934)	(1,545)	(3,462)	(5,361)
Operating revenue	381,504	356,561	1,410,395	1,320,886

Operating expenses:
Purchased transportation	176,263	162,804	639,007	613,636
Salaries, wages and employee benefits	91,264	82,548	335,163	300,230
Operating leases	21,988	21,036	82,010	75,677
Depreciation and amortization	10,073	10,837	42,109	42,183
Insurance and claims	11,909	8,738	45,440	35,180
Fuel expense	6,579	6,335	24,221	23,121
Other operating expenses	30,576	29,216	123,622	108,828
Total operating expenses	348,652	321,514	1,291,572	1,198,855
Income (loss) from operations
Expedited Freight	26,597	27,069	101,065	101,440
Intermodal	5,354	6,933	23,679	23,266
Pool Distribution	2,591	2,175	7,275	5,870
Other operations	(1,690)	(1,130)	(13,196)	(8,545)
Income from operations	32,852	35,047	118,823	122,031

Other expense:
Interest expense	(795)	(457)	(2,711)	(1,783)
Other, net	(1)	—	(1)	(2)
Total other expense	(796)	(457)	(2,712)	(1,785)
Income before income taxes	32,056	34,590	116,111	120,246
Income tax expense	7,888	6,906	29,012	28,195
Net income and comprehensive income	$24,168	$27,684	$87,099	$92,051

Net income per share:
Basic	$0.86	$0.95	$3.06	$3.14
Diluted	$0.85	$0.95	$3.04	$3.12

Dividends per share:	$0.18	$0.18	$0.72	$0.63

Expedited Freight Segment Information
(In millions)
(Unaudited)

	Three months ended
	December 31,	Percent of	December 31,	Percent of		Percent
	2019	Revenue	2018	Revenue	Change	Change
			(As Adjusted)
Operating revenue:
Network [1]	$172.8	65.9%	$175.7	71.9%	$(2.9)	(1.7)%
Truckload	48.9	18.7	48.9	20.0	—	—
Final Mile	34.2	13.0	12.5	5.1	21.7	173.6
Other	6.4	2.4	7.4	3.0	(1.0)	(13.5)
Total operating revenue	262.3	100.0	244.5	100.0	17.8	7.3

Operating expenses:
Purchased transportation	138.5	52.8	125.7	51.4	12.8	10.2
Salaries, wages and employee benefits	51.8	19.7	47.9	19.6	3.9	8.1
Operating leases	12.0	4.6	11.1	4.5	0.9	8.1
Depreciation and amortization	6.2	2.4	7.4	3.0	(1.2)	(16.2)
Insurance and claims	6.5	2.5	5.0	2.0	1.5	30.0
Fuel expense	2.5	1.0	2.5	1.0	—	—
Other operating expenses	18.2	6.9	17.8	7.3	0.4	2.2
Total operating expenses	235.7	89.9	217.4	88.9	18.3	8.4
Income from operations	$26.6	10.1%	$27.1	11.1%	$(0.5)	(1.8)%

[1] Network revenue is comprised of all revenue, including linehaul, pickup and/or delivery, and fuel surcharge revenue, excluding accessorial, truckload and final mile revenue

Expedited Freight: LTL Operating Statistics

	Three months ended
	December 31,	December 31,	Percent
	2019	2018	Change
		(As Adjusted)

Business days	64	64	—%

Tonnage [1,2]
Total pounds	642,092	648,423	(1.0)
Pounds per day	10,033	10,132	(1.0)

Shipments [1,2]
Total shipments	1,069	1,104	(3.2)
Shipments per day	16.7	17.3	(3.5)

Weight per shipment	601	587	2.4

Revenue per hundredweight [3]	$27.02	$26.81	0.8
Revenue per hundredweight, ex fuel [3]	$22.72	$22.42	1.3

Revenue per shipment [3]	$164	$160	2.5
Revenue per shipment, ex fuel [3]	$139	$134	3.7
Network revenue from door-to-door shipments as a percentage of network revenue [3,4]	41.1%	35.6%	15.4
Network gross margin [5]	53.8%	52.7%	2.1%

1 In thousands
[2] Excludes accessorial, full truckload and final mile products
[3] Includes intercompany revenue between the Network and Truckload revenue streams
[4] Door-to-door shipments include all shipments with a pickup and/or delivery
[5] Network revenue less network purchased transportation as a percentage of network revenue

Intermodal Segment Information
(In millions)
(Unaudited)

	Three months ended
	December 31,	Percent of	December 31,	Percent of		Percent
	2019	Revenue	2018	Revenue	Change	Change
Operating revenue	$54.7	100.0%	$52.7	100.0%	$2.0	3.8%

Operating expenses:
Purchased transportation	19.3	35.3	19.7	37.4	(0.4)	(2.0)
Salaries, wages and employee benefits	13.6	24.9	12.2	23.1	1.4	11.5
Operating leases	4.2	7.7	4.0	7.6	0.2	5.0
Depreciation and amortization	2.7	4.9	1.7	3.2	1.0	58.8
Insurance and claims	1.7	3.1	1.5	2.8	0.2	13.3
Fuel expense	2.1	3.8	1.7	3.2	0.4	23.5
Other operating expenses	5.8	10.6	5.0	9.5	0.8	16.0
Total operating expenses	49.4	90.3	45.8	86.9	3.6	7.9
Income from operations	$5.3	9.7%	$6.9	13.1%	$(1.6)	(23.2)%

Intermodal Operating Statistics

	Three months ended
	December 31,	December 31,	Percent
	2019	2018	Change

Drayage shipments	77,906	81,566	(4.5)%
Drayage revenue per shipment	$603	$560	7.7
Number of locations	21	20	5.0%

Pool Distribution Segment Information
(In millions)
(Unaudited)

	Three months ended
	December 31,	Percent of	December 31,	Percent of		Percent
	2019	Revenue	2018	Revenue	Change	Change
Operating revenue	$65.4	100.0%	$60.9	100.0%	$4.5	7.4%

Operating expenses:
Purchased transportation	19.0	29.1	18.5	30.4	0.5	2.7
Salaries, wages and employee benefits	26.2	40.1	22.2	36.5	4.0	18.0
Operating leases	5.8	8.9	6.0	9.9	(0.2)	(3.3)
Depreciation and amortization	1.3	2.0	1.7	2.8	(0.4)	(23.5)
Insurance and claims	2.2	3.4	1.4	2.3	0.8	57.1
Fuel expense	2.0	3.1	2.1	3.4	(0.1)	(4.8)
Other operating expenses	6.3	9.6	6.8	11.2	(0.5)	(7.4)
Total operating expenses	62.8	96.0	58.7	96.4	4.1	7.0
Income from operations	$2.6	4.0%	$2.2	3.6%	$0.4	18.2%

Pool Operating Statistics

	Three months ended
	December 31,	December 31,	Percent
	2019	2018	Change

Cartons ¹	33,563	30,435	10.3%
Revenue per carton	$1.95	$2.00	(2.5)
Terminals	30	28	7.1%

¹ In thousands

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$64,749	$25,657
Accounts receivable, net	150,197	156,359
Other current assets	21,372	19,066
Total current assets	236,318	201,082

Property and equipment	426,737	413,900
Less accumulated depreciation and amortization	213,706	204,005
Net property and equipment	213,031	209,895
Operating lease right-of-use assets	151,657	—
Goodwill and other acquired intangibles:
Goodwill	221,105	199,092
Other acquired intangibles, net of accumulated amortization	127,798	113,661
Total goodwill and other acquired intangibles, net	348,903	312,753
Other assets	40,969	36,485
Total assets	$990,878	$760,215

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$29,986	$34,630
Accrued expenses	49,822	39,784
Other current liabilities	5,320	—
Current portion of debt and finance lease obligations	1,421	309
Current portion of operating lease obligations	50,615	—
Total current liabilities	137,164	74,723

Debt and finance lease obligations, less current portion	72,249	47,335
Operating lease obligations, less current portion	101,525	—
Other long-term liabilities	58,816	47,739
Deferred income taxes	43,942	37,174

Shareholders’ equity:
Common stock	279	285
Additional paid-in capital	226,869	210,296
Retained earnings	350,034	342,663
Total shareholders’ equity	577,182	553,244
Total liabilities and shareholders’ equity	$990,878	$760,215

Forward Air Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	December 31, 2019	December 31, 2018
Operating activities:
Net income	$24,168	$27,684
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	10,073	10,837
Change in fair value of earn-out liability	(923)	—
Share-based compensation	2,901	3,024
Loss (gain) on disposal of property and equipment	111	(157)
Provision for (recovery) loss on receivables	(67)	191
Provision for revenue adjustments	1,099	707
Deferred income tax	837	1,418
Changes in operating assets and liabilities
Accounts receivable	6,264	(8,792)
Prepaid expenses and other assets	832	2,315
Income taxes	3,840	1,937
Accounts payable and accrued expenses	(5,390)	(456)
Net cash provided by operating activities	43,745	38,708

Investing activities:
Proceeds from disposal of property and equipment	1,193	1,070
Purchases of property and equipment	(3,564)	(7,949)
Acquisition of business	—	(16,250)
Other	—	115
Net cash used in investing activities	(2,371)	(23,014)

Financing activities:
Payments of finance lease obligations	(418)	(74)
Proceeds from senior credit facility	—	7,000
Proceeds from exercise of stock options	1,987	239
Payments of cash dividends	(5,073)	(5,214)
Repurchase of common stock (repurchase program)	(8,298)	(21,141)
Common stock issued under employee stock purchase plan	353	242
Net cash used in by financing activities	(11,449)	(18,948)
Net increase (decrease) in cash	29,925	(3,254)
Cash at beginning of period	34,824	28,911
Cash at end of period	$64,749	$25,657

Forward Air Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Year ended
	December 31, 2019	December 31, 2018
Operating activities:
Net income	$87,099	$92,051
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	42,109	42,183
Change in fair value of earn-out liability	(33)	(455)
Share-based compensation	11,907	10,549
Loss (gain) on disposal of property and equipment	1,121	(171)
Provision for loss on receivables	761	139
Provision for revenue adjustments	3,342	3,628
Deferred income taxes	6,768	8,094
Changes in operating assets and liabilities
Accounts receivable	2,059	(12,178)
Prepaid expenses and other assets	(3,641)	(2,565)
Income taxes	1,284	(1,256)
Accounts payable and accrued expenses	8,700	12,535
Net cash provided by operating activities	161,476	152,554

Investing activities:
Proceeds from disposal of property and equipment	3,294	7,059
Purchases of property and equipment	(30,666)	(42,293)
Acquisition of business, net of cash acquired	(39,000)	(19,987)
Other	—	(242)
Net cash used in investing activities	(66,372)	(55,463)

Financing activities:
Payments of finance lease obligations	(946)	(302)
Proceeds from senior credit facility	20,000	7,000
Proceeds from exercise of stock options	4,050	3,921
Payments of cash dividends	(20,494)	(18,427)
Repurchase of common stock (repurchase program)	(56,204)	(66,126)
Common stock issued under employee stock purchase plan	614	479
Cash settlement of share-based awards for tax withholdings	(3,032)	(1,872)
Net cash used in financing activities	(56,012)	(75,327)
Net increase in cash	39,092	21,764
Cash at beginning of year	25,657	3,893
Cash at end of year	$64,749	$25,657

Forward Air Corporation Reconciliation of U.S. GAAP and Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP (also referred to herein as “reported”). However, the Company also uses “non-GAAP financial measures” that are derived on the basis of methodologies other than in accordance with GAAP. Specifically, the Company believes that meaningful analysis of its financial performance in 2019 and 2018 requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the Company’s performance.

This press release contains the following non-GAAP financial measures on a consolidated basis: earnings before interest, taxes, depreciation and amortization (“EBITDA”) and free cash flow for the three months and year ended December 31, 2019 and 2018. The Company believes that including these items will assist investors in understanding its core operating performance and allow for more accurate comparisons of results, as they eliminate the impact of investing activities.

The Company believes that EBITDA improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables. The Company believes that free cash flow is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance stockholder value.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the tables below present, for the periods indicated, a reconciliation of the Company's presented non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward Air Corporation
Reconciliation to U.S. GAAP
(In thousands)
(Unaudited)

	Three months ended		Year ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income	$24,168	$27,684	$87,099	$92,051
Interest expense	795	457	2,711	1,783
Income tax expense	7,888	6,906	29,012	28,195
Depreciation and amortization	10,073	10,837	42,109	42,183
EBITDA	$42,924	$45,884	$160,931	$164,212

	Three months ended		Year ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net cash provided by operating activities	$43,745	$38,708	$161,476	$152,553
Proceeds from disposal of property and equipment	1,193	1,070	3,294	7,059
Purchases of property and equipment	(3,564)	(7,949)	(30,666)	(42,293)
Free cash flow	$41,374	$31,829	$134,104	$117,319

The following table summarizes supplemental guidance information that management believes to be useful.

Forward Air Corporation
Additional Guidance Data
(In thousands, except per share data)
(Unaudited)

Three months ended
Actual	December 31, 2019
Net income	$24,168
Income allocated to participating securities	(254)
Numerator for diluted income per share - net income	$23,914

Fully diluted share count	28,005
Diluted earnings per share	$0.85

Projected	Full year 2020
Projected tax rate	25.0%

Projected capital expenditures, net	$36,500

Three months ended
Projected	December 31, 2020
Projected year end fully diluted share count	27,500

Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to the effects of our business efforts, expected 2020 guidance, including first quarter 2020 revenue growth, first quarter 2020 net income per diluted shares, full year 2020 projected tax rate, fully diluted share count (before consideration of future share repurchase), projected capital expenditures, the future declaration of dividends and the quarterly and full year 2020 anticipated dividends per share.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our ability to manage our growth and ability to grow, in part, through acquisitions, while being able to successfully integrate such acquisitions, our inability to maintain our historical growth rate because of decreased volume of freight or decreased average revenue per pound of freight moving through our network, the availability and compensation of qualified independent owner-operators and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, our inability to manage our information systems and inability of our information systems to handle an increased volume of freight moving through our network, the occurrence of cybersecurity risks and events, market acceptance of our service offerings, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters, the handling of hazardous materials, changes in fuel prices, loss of a major customer, increasing competition and pricing pressure, our dependence on our senior management team and the potential effects of changes in employee status, season trends, the occurrence of certain weather events, restrictions in our charter and bylaws, and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2018 and quarterly reports on Form 10-Q filed thereafter.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Michael J. Morris, 404-362-8933
mmorris@forwardair.com